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                                                                    EXHIBIT 10.7

                                     LEASE

THIS LEASE DATED this 13th day of December, 2005 is between Earl D. Lincoln and Gloria Jean Lincoln, husband and wife, (hereinafter called "Landlord" and Westsound Bank (hereinafter called "Tenant"). Landlord and Tenant covenant and agree as follows:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those Certain premises situated in the county of Mason, State of Washington, described as follows, to-wit:

     A portion of the building situated on the hereinafter described property commonly known as Lincoln Center, consisting of approximately 800 square feet on the Lower level.

To-wit: Suite # 102
        23552 NE State Route 3 - Belfair, WA 98528
        Lot 3 of Short Plat # 1852.

     The term of this lease shall be for a period of 12 months commencing upon the 1st day of April, and monthly thereafter, with option to renew, see attachment.

     Tenant covenants and agrees to pay as rental for the said premises a monthly rental of $1,200.00 dollars in advance on the first day of each and every calendar month.

     The Tenant will not use or suffer the use of the demised premises or any part thereof for purposes other than those of operating a mortgage banking business, and will not use or suffer the use of the demised premises nor any part thereof for any trade, manufacture, occupation or use which shall be unlawful or a nuisance or contrary to any law, charter, provision, ordinance, rule or regulation of public authority for the time being in force, whether local, state or national.

     The Landlord will provide electricity, garbage service, water, heat and air conditioning and janitorial service in the hallways and common areas.

     Landlord hereby releases tenant of and from every and all right, claim and demand that Landlord may hereafter have against Tenant, or Tenant's successors or assigns, arising

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or around premises. Tenant hereby releases Landlord from any and every right, claim and demand that Tenant may hereafter have against Landlord or Landlord's successors or assigns arising out of or in connection with any losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies and sustained by Tenant to the trade fixtures; equipment and merchandise in premises. The waivers provided for in this paragraph shall be applicable and effective only in the event such waivers are attainable from the insurance carries concerned.

     Tenant shall hold the Landlord harmless from liability for any persons or property injured or claimed to be injured with respect to the Landlord's use of the leased premises and the business operated by Tenant.

     Tenant agrees that it will not keep or use upon the leased premises any articles which may be prohibited by the standard, form of fire insurance policy. Tenant agrees to pay any increase in premium for fire and extended coverage insurance that may be charged during the term of this lease which results from the type of use made by Tenant in the leased premises, whether or not Landlord has consented to the same. In determining whether increased premiums are a result of Tenant's use of the leased premises, a schedule issued by the organization making the insurance rate at the leased premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the leased premises. In the event Tenant's occupancy causes any increase of premium for the casualty insurance on the leased premises or any part thereof above the rate for least hazardous type of occupancy legally permitted in the leased premises, the Tenant shall pay the additional premium on the casualty insurance policies by reason thereof. The Tenant shall also pay in such event, any additional premium on the insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by the Landlord to the Tenant at such time as Landlord may elect and shall be due from and payable by Tenant when rendered, and the amount hereof shall be deemed to be and be paid as additional rent

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of Landlord's intentions, rebuild or repair premises or the place so damaged, and if Landlord elects to rebuild or repair premises, Landlord shall prosecute the work at such rebuilding or repairing without unnecessary delay, and during such period the rent of premises shall be abated in the same ratio that the portion of the premises rendered for the time being unfit for occupancy shall bear to the whole of leased premises. If Landlord shall fail to give the notice aforesaid, Tenant shall have the right to declare this lease terminated by written notice served upon Landlord.

     This lease shall not be assignable by Tenant or by operation of law without the prior written consent of the Landlord and Tenant shall not sublet said premises or any part thereof without a like consent. Subject to the foregoing this lease shall be binding upon and for the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

     Tenant will not cause or give cause for the institution of legal proceedings seeking to have Tenant adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and will not cause for the appointment of a trustee or receiver for Tenant's assets, and will not make an assignment of the benefit of creditors, or become or be adjudicated insolvent, and the allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant's assets shall be conclusive evidence that Tenant caused or gave cause therefore.

     The failure of the Landlord to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

     Landlord shall be responsible for the roof, foundations and exterior walls of the building, but shall not be called upon to make any improvements of any kind in the interior of the leased premises and said premises shall at all times be kept and used in accordance with the laws of the State of Washington and Mason County in accordance with the directions, rules and regulations of the health department, fire marshall, building inspector
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whichever shall first occur and all rentals shall be paid up to the date and
Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

     If any rents above reserved, or any part thereof, shall be and remain unpaid when the same shall become due, or if Tenant shall violate or default in any of the covenants and agreements herein contained, the Landlord may cancel this lease upon giving the notice required by law, and re-enter said premises, but notwithstanding such re-entry by the Landlord, the liability, of the Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this lease, and Tenant covenants and agrees to make good to the Landlord any deficiency arising from a re-entry and re-lettering of the premises at a lesser rental than herein agreed to. The Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Landlord.

     Tenant will allow Landlord, or Landlord's agent, free access at all reasonable times to premises for the purpose of inspection or of making repairs, additions, or alterations to premises, or any property owned by or under the control of Landlord, but this right shall not be construed as an agreement on the part of Landlord to make repairs. All such repairs to be made by Tenant, as aforesaid. Landlord shall have the right to place and maintain "For Rent: signs in a conspicuous place on the premises for thirty (30) days prior to the expiration of this lease.

     Tenant will, upon demand by Landlord, execute such instruments as may be required at any time, and from time to time, to subordinate the rights and interest of the Tenant under this lease to the lien of any mortgage at any time placed on the land of which the leased premises are a part; provided, however, that such subordination shall not affect Tenant's right to possession, use and occupancy of the leased premises so long as Tenant shall not be in default under any of the terms or conditions of this lease.

     Tenant shall not subordinate its rights or interest under the lease to the lien of any mortgage or other encumbrance unless, in each instance, there shall have been obtained prior written consent of any senior mortgages; and without such consent any such attempt at subordination shall be void.

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any of such events Tenant shall pay Landlord a reasonable attorney's fee and all costs and expenses expended or incurred by Landlord in connection with such default or action.

     In the event of any entry in, or taking possession of, the leased premises as aforesaid, the Landlord shall have the right, but not the obligation, to remove from the leased premises all personal property located therein, and may store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, with notice to Tenant, after it has been stored for a period of thirty (30) days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of charges for storage, if any, and third to the payment of any other sums of money which may then be due from the Tenant to Landlord under any of the terms hereof, the balance, if any, to be paid to Tenant.

     If Tenant fails to do any act or thing required to be done by Tenant under this lease, except to pay rent. Landlord may, at Landlord's sole option, do such act or thing on behalf of Tenant and upon notification of Landlord's expenditure in connection therewith Tenant shall promptly repay Landlord the amount thereof plus interest at the rate of five percent (5%) per annum from the date of Landlord's expenditure to the date of Tenant's repayment.

     Any notice required to be served in accordance with the terms of this lease, shall be sent by mail the notice from the Tenant to be sent to the Landlord and the notice from the Landlord to be sent to the Tenant at the leased premises.

     If any part of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business of the Tenant, then the term of this lease shall cease and terminate in such proceeding, whichever shall first occur, and Tenant shall have no claim against Landlord for the value of the unexpired term of this lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant, then Landlord shall promptly. restore the leased premises to a condition comparable to its

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recover from the condensing authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

                         ADDITIONAL PROVISIONS OR RIDERS

Good Faith and/or Damage Deposit - $1,000.00

IN WITNESS WHEREOF, the parties have executed this lease in triplicate, on the day and year first above written.

                                        LINCOLN CENTER


                                        By: /s/ Earl D. Lincoln
                                            ------------------------------------
                                            Earl D. Lincoln, Landlord


                                        By:
                                            ------------------------------------
                                            Gloria Jean Lincoln, Landlord


                                        /s/ Brett Green
                                        ----------------------------------------
                                        Tenant

State of Washington )
                    )SS
County of Mason     )

     On this day personally appeared before me, Earl D. Lincoln and Gloria Jean Lincoln, husband and wife, known to be the individuals described in and who executed the within and foregoing lease and acknowledged that they signed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this __ day of _____________, 2___.


                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at:

                                        ----------------------------------------

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                                                               December 22, 2005

Attachment to Lease

To: Earl Lincoln
    Lincoln Real Estate

With Option to renew- Two one-year options